Press Release

Exhibit 99.1

Company Contact:

Michael J. Fitzpatrick
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 7506
Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES SECOND QUARTER
FINANCIAL RESULTS

RED BANK, NEW JERSEY, July 26, 2018…OceanFirst Financial Corp. (NASDAQ:“OCFC”), (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”), today announced that net income was $15.7 million, or $0.32 per diluted share, for the three months ended June 30, 2018, as compared to $7.7 million, or $0.23 per diluted share, for the corresponding prior year period. For the six months ended June 30, 2018, net income was $21.1 million, or $0.45 per diluted share, as compared to $19.7 million, or $0.59 per diluted share, for the corresponding prior year period.
The results of operations for the three and six months ended June 30, 2018 include merger related expenses and branch consolidation expenses, which decreased net income, net of tax benefit by $6.7 million and $21.3 million, respectively. Excluding these items, core earnings for the three and six months ended June 30, 2018 were $22.4 million, or $0.46 per diluted share, and $42.4 million, or $0.91 per diluted share, respectively. (Please refer to the Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of merger related and branch consolidation expenses).

Highlights for the quarter are described below:

•
Return on average assets for the three months ended June 30, 2018 was 0.84% and return on average tangible stockholders’ equity was 9.64%, while core return on average assets was 1.19% and core return on average tangible stockholders’ equity was 13.73%.

•
Total loans grew by $137.4 million while asset quality improved as non-performing loans decreased to $18.1 million, or 0.33% of total loans. At the same time, the loan pipeline increased substantially to $239.7 million at June 30, 2018.

•	The cost of deposits increased only two basis points from the prior linked quarter, to 0.35%, while the net interest margin remained steady at 3.70%.

•
The integration of Sun National Bank was completed in June. The consolidation of 17 branches and the elimination of Sun’s duplicate operating systems is expected to result in cost savings in future periods.

Chairman and Chief Executive Officer, Christopher D. Maher, commented on the Company’s results, “This was a strong quarter with loan growth accelerating, asset quality improving and the loan pipeline rising to record levels.  Net interest margin was steady and core profitability continues to meet our expectations.” Mr. Maher added, “We are pleased to have completed the integration of Sun National Bank. The Company will realize material expense reductions in the coming quarters which will improve our already strong performance ratios.”
The Company also announced that the Company’s Board of Directors declared its eighty-sixth consecutive quarterly cash dividend on common stock. The dividend, for the three months ended June 30, 2018, of $0.15 per share will be paid on August 17, 2018 to stockholders of record on August 6, 2018.

Results of Operations
On January 31, 2018, the Company completed its acquisition of Sun Bancorp Inc. (“Sun”) and its results of operations from February 1, 2018 through June 30, 2018 are included in the consolidated results for the three and six months ended June 30, 2018, but are not included in the results of operations for the corresponding prior year periods.
Net income for the three months ended June 30, 2018, was $15.7 million, or $0.32 per diluted share, as compared to $7.7 million, or $0.23 per diluted share, for the corresponding prior year period. Net income for the six months ended June 30, 2018, was $21.1 million, or $0.45 per diluted share, as compared to $19.7 million and $0.59, for the corresponding prior year period. Net income for the three and six months ended June 30, 2018, included merger related and branch consolidation expenses, which decreased net income, net of tax benefit, by $6.7 million and $21.3 million, respectively. Net income for the three and six months ended June 30, 2017 included merger related and branch consolidation expenses, which decreased net income, net of tax benefit, by $5.6 million and $6.6 million, respectively. Excluding these items, net income for the three and six months ended June 30, 2018 increased over the same prior year period, primarily due to the acquisition of Sun and the expense savings from the successful integration during 2017 of Ocean Shore Holding Co. (“Ocean Shore”) which was acquired on November 30, 2016.
Net interest income for the three and six months ended June 30, 2018, increased to $61.4 million and $117.2 million, respectively, as compared to $42.2 million and $83.7 million, respectively, for the same prior year periods, reflecting an increase in interest-earning assets and a higher net interest margin. Average interest-earning assets increased by $1.919 billion and $1.650 billion for the three and six months ended June 30, 2018, respectively, as compared to the same prior year periods. The averages for the three and six months ended June 30, 2018, were favorably impacted by $1.727 billion and $1.452 billion, respectively, of interest-earning assets acquired from Sun. Average loans receivable, net, increased by $1.585 billion and $1.363 billion for the three and six months ended June 30, 2018, respectively, as compared to the same prior year periods. The increases attributable to the acquisition of Sun were $1.461 billion and $1.226 billion, respectively. The net interest margin for both the three and six months ended June 30, 2018 increased to 3.70%, from 3.57% and 3.56%, respectively, for the same prior year periods. The net interest margin benefited from the accretion of purchase accounting adjustments on the Sun acquisition of $3.0 million and $5.3 million for the three and six months ended June 30, 2018, respectively; and to a lesser extent the impact of Federal Reserve interest rate increases. For the three and six months ended June 30, 2018, the cost of average interest-bearing liabilities increased to 0.65% and 0.62%, respectively, from 0.49% in both corresponding prior year periods. The total cost of deposits (including non-interest bearing deposits) was 0.35% and 0.34% for the three and six months ended June 30, 2018, respectively, as compared to 0.28% and 0.27%, respectively, in the same prior year periods.
Net interest income for the three months ended June 30, 2018, increased by $5.7 million, as compared to the prior linked quarter, as average interest-earning assets increased by $554.0 million. The increase in average interest-earning assets over the prior linked quarter was primarily due to the inclusion of Sun balances for the full quarter. The net interest margin remained stable at 3.70% for the three months ended June 30, 2018, as compared to the prior linked quarter. The total cost of deposits (including non-interest bearing deposits) was 0.35% for the three months ended June 30, 2018, as compared to 0.33% for three months ended March 31, 2018.
For the three and six months ended June 30, 2018, the provision for loan losses was $706,000 and $2.1 million, respectively, as compared to $1.2 million and $1.9 million, respectively, for the corresponding prior year periods, and $1.4 million in the prior linked quarter. Net loan charge-offs were $832,000 and $1.1 million for the three and six months ended June 30, 2018, respectively, as compared to net loan charge-offs of $759,000 and $491,000, respectively, in the corresponding prior year periods, and net loan charge-offs of $275,000 in the prior linked quarter. Net charge-offs for the three months ended June 30, 2018 included $946,000 of specific reserves on non-performing loans established in the prior quarter, which were separately identified in the allowance for loan losses. Non-performing loans totaled $18.1 million at June 30, 2018, as compared to $18.3 million at March 31, 2018, and $16.3 million at June 30, 2017.
For the three and six months ended June 30, 2018, other income increased to $8.9 million and $17.8 million, respectively, as compared to $7.0 million and $13.0 million, respectively, for the corresponding prior year periods. The increases were primarily due to the impact of the Sun acquisition, which added $2.3 million and $3.7 million to other income for the three and six months ended June 30, 2018, respectively, as compared to the same prior year periods. Excluding the Sun acquisition, the decrease in other income for the three months ended June 30, 2018, was primarily due to an increase in the loss from real estate operations of $1.1 million, of which $500,000 related to a write-down attributable to the operations of a hotel, golf, and banquet facility, partially offset by increases in fees and service charges of $428,000 and in the gain on investment securities of $182,000. Excluding the Sun acquisition, the increase in other income for the six months ended June 30, 2018, was primarily due to increases in fees and service charges of $627,000, the gain on sales of loans of $566,000, mostly related to the sale of one non-performing commercial loan relationship during the first quarter of 2018, and rental income of $483,000 received primarily for January and February 2018 on the Company’s recently acquired executive office, partially offset by the increase in the loss from real estate operations of $765,000, including the $500,000 write-down noted above.
For the three months ended June 30, 2018, other income was unchanged at $8.9 million, as compared to the prior linked quarter. Other income included an increase of $928,000 due to a full quarter of Sun activity. The remaining changes in other income were primarily due to a decrease in the net gain on sales of loans of $612,000, an increase in the loss from real estate operations of $568,000 and a decrease in rental income of $437,000, offset by increases in fees and service charges of $377,000 and the gain on investment securities of $316,000.
Operating expenses increased to $50.9 million and $107.7 million for the three and six months ended June 30, 2018, respectively, as compared to $37.1 million and $68.1 million, respectively, in the same prior year periods. Operating expenses for the three and six months ended June 30, 2018, included $8.4 million and $26.7 million, respectively, of merger related and branch consolidation expenses, as compared to $8.6 million and $10.1 million, respectively, in the same prior year periods. Excluding the impact of merger and branch consolidation expenses, the increase in operating expenses over the prior year was primarily due to the Sun acquisition, which added $11.0 million and $19.2 million for the three and six months ended June 30, 2018, respectively. Excluding the Sun acquisition, the remaining increase in operating expenses for the three months ended June 30, 2018 over the prior year period was primarily due to increases in compensation and employee benefits expense of $1.7 million as a result of higher incentive and stock plan expenses, including $220,000 of accelerated stock compensation expense due to director retirements, service bureau expense of $700,000, and occupancy expense of $327,000. Excluding the Sun acquisition, the remaining increase in operating expenses for the six months ended June 30, 2018 over the prior year period was primarily due to increases in compensation and employee benefits expense of $2.3 million as a result of higher incentive and stock plan expenses, service bureau expense of $882,000 and occupancy expense of $786,000.
For the three months ended June 30, 2018, operating expenses, excluding merger and branch consolidation expenses, increased by $4.0 million, as compared to the prior linked quarter. The increase was primarily due to a full quarter of Sun which resulted in an increase by $2.7 million, as compared to the prior linked quarter. The remaining increase in operating expenses as compared to the prior linked quarter was primarily due to increases in marketing expense of $322,000, stationery and printing expense of $292,000, and compensation and employee benefits expense of $282,000, including $220,000 of accelerated stock compensation expense due to director retirements.
The provision for income taxes was $3.0 million and $4.0 million for the three and six months ended June 30, 2018, respectively, as compared to $3.2 million and $7.0 million, respectively, for the same prior year periods. The effective tax rate was 16.1% and 16.0% for the three and six months ended June 30, 2018, respectively, as compared to 29.2% and 26.1%, respectively, for the same prior year periods. The lower effective tax rate for the three and six months ended June 30, 2018 primarily resulted from the Tax Cuts and Jobs Act (“Tax Reform”) enacted during the fourth quarter of 2017.
Financial Condition
Total assets increased by $2.321 billion, to $7.737 billion at June 30, 2018, from $5.416 billion at December 31, 2017, primarily as a result of the acquisition of Sun, which added $2.043 billion to total assets. Restricted equity investments increased by $47.3 million, to $67.0 million at June 30, 2018, from $19.7 million at December 31, 2017, primarily due to the addition of Federal Reserve Bank stock as a result of converting to a national bank charter. Loans receivable, net, increased by $1.587 billion, to $5.553 billion at June 30, 2018 from $3.966 billion at December 31, 2017, primarily due to acquired loans of $1.517 billion as well as purchased loans totaling $121.7 million. As part of the acquisition of Sun, the Company’s goodwill balance increased to $339.0 million at June 30, 2018, from $150.5 million at December 31, 2017, and the core deposit intangible increased to $18.9 million, from $8.9 million at December 31, 2017.
Deposits increased by $1.477 billion, to $5.819 billion at June 30, 2018, from $4.343 billion at December 31, 2017, due to acquired deposits of $1.616 billion. The loan-to-deposit ratio at June 30, 2018 was 95.4%, as compared to 91.3% at December 31, 2017. Federal Home Loan Bank Advances increased by $385.5 million, to $674.2 million at June 30, 2018, from $288.7 million at December 31, 2017 due to the acquisition of Sun, loan growth, and seasonal deposit outflows.
Stockholders’ equity increased to $1.013 billion at June 30, 2018, as compared to $601.9 million at December 31, 2017. The acquisition of Sun added $402.6 million to stockholders’ equity. At June 30, 2018, there were 1.8 million shares available for repurchase under the Company’s stock repurchase programs. For the six months ended June 30, 2018, the Company did not repurchase any shares under these repurchase programs. During the second quarter of 2018, the Company contributed an additional $8.4 million to the existing Employee Stock Ownership Plan. The purchased shares will be allocated to employees over the next nine years. Tangible stockholders’ equity per common share decreased to $13.56 at June 30, 2018, as compared to $13.58 at December 31, 2017.
Asset Quality
The Company’s non-performing loans decreased to $18.1 million at June 30, 2018, as compared to $20.9 million at December 31, 2017. The decrease was primarily due to the sale of one commercial loan relationship during the first quarter of 2018. Non-performing loans do not include $13.0 million of purchased credit-impaired (“PCI”) loans acquired in the Sun, Ocean Shore, Cape Bancorp, Inc. (“Cape”), and Colonial American Bank (“Colonial American”) acquisitions (“Acquisition Transactions”). The Company’s other real estate owned totaled $7.9 million at June 30, 2018, as compared to $8.2 million at December 31, 2017.
At June 30, 2018, the Company’s allowance for loan losses was 0.30% of total loans, a decrease from 0.40% at December 31, 2017. These ratios exclude existing fair value credit marks of $37.7 million at June 30, 2018 on loans acquired from the Acquisition Transactions, and $17.5 million at December 31, 2017 on loans acquired from Ocean Shore, Cape and Colonial American. These loans were acquired at fair value with no related allowance for loan losses. The allowance for loan losses as a percent of total non-performing loans was 92.18% at June 30, 2018 as compared to 75.35% at December 31, 2017.

Explanation of Non-GAAP Financial Measures
Reported amounts are presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information, which consists of reported net income excluding merger related expenses, branch consolidation expenses and additional income tax expense related to Tax Reform enacted in the fourth quarter of 2017, which can vary from period to period, provides a better comparison of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of these items.
Conference Call
As previously announced, the Company will host an earnings conference call on Friday, July 27, 2018 at 11 a.m. Eastern time. The direct dial number for the call is (888) 338-7143. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 344-7529, Replay Conference Number 10121420 from one hour after the end of the call until October 26, 2018. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.
* * *
OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $7.7 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City.  OceanFirst Bank delivers commercial and residential financing solutions, wealth management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.

OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share amounts)

	June 30, 2018	March 31, 2018	December 31, 2017	June 30, 2017
	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$254,469	$119,364	$109,613	$107,660
Debt securities available-for-sale, at estimated fair value	100,369	86,114	81,581	62,154
Debt securities held-to-maturity, net (estimated fair value of $906,989 at June 30, 2018, $971,399 at March 31, 2018, $761,660 at December 31, 2017, and $724,250 at June 30, 2017)	922,756	982,857	764,062	711,650
Equity investments, at estimated fair value	9,539	9,565	8,700	8,669
Restricted equity investments, at cost	66,981	50,418	19,724	20,358
Loans receivable, net	5,553,035	5,413,780	3,965,773	3,868,805
Loans held-for-sale	919	167	241	168
Interest and dividends receivable	19,669	19,422	14,254	13,036
Other real estate owned	7,854	8,265	8,186	8,898
Premises and equipment, net	113,782	121,835	101,776	59,509
Bank Owned Life Insurance	219,853	218,673	134,847	133,572
Deferred tax asset	59,283	60,136	1,922	29,882
Assets held for sale	10,269	3,147	4,046	6,114
Other assets	40,204	43,687	41,895	13,291
Core deposit intangible	18,949	19,950	8,885	9,887
Goodwill	338,972	337,519	150,501	148,433
Total assets	$7,736,903	$7,494,899	$5,416,006	$5,202,086
Liabilities and Stockholders’ Equity
Deposits	$5,819,406	$5,907,336	$4,342,798	$4,176,909
Federal Home Loan Bank advances	674,227	341,646	288,691	277,541
Securities sold under agreements to repurchase with retail customers	62,176	82,463	79,668	75,050
Other borrowings	99,428	99,359	56,519	56,623
Advances by borrowers for taxes and insurance	17,773	11,974	11,156	15,036
Other liabilities	51,325	44,661	35,233	13,738
Total liabilities	6,724,335	6,487,439	4,814,065	4,614,897
Total stockholders’ equity	1,012,568	1,007,460	601,941	587,189
Total liabilities and stockholders’ equity	$7,736,903	$7,494,899	$5,416,006	$5,202,086

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	For the Three Months Ended,			For the Six Months Ended,
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
	|-------------------- (Unaudited) --------------------|			|---------- (Unaudited) -----------|
Interest income:
Loans	$63,135	$56,598	$42,608	$119,732	$84,350
Mortgage-backed securities	4,297	3,685	2,791	7,982	5,451
Debt securities, equity investments and other	2,646	2,554	1,480	5,200	3,092
Total interest income	70,078	62,837	46,879	132,914	92,893
Interest expense:
Deposits	5,247	4,464	2,914	9,711	5,695
Borrowed funds	3,384	2,662	1,791	6,046	3,541
Total interest expense	8,631	7,126	4,705	15,757	9,236
Net interest income	61,447	55,711	42,174	117,157	83,657
Provision for loan losses	706	1,371	1,165	2,077	1,865
Net interest income after provision for loan losses	60,741	54,340	41,009	115,080	81,792
Other income:
Bankcard services revenue	2,373	1,919	1,837	4,292	3,416
Wealth management revenue	595	553	565	1,148	1,081
Fees and service charges	5,140	4,674	3,658	9,816	7,465
Net gain on sales of loans	6	617	15	623	57
Net unrealized loss on equity investments	(71)	(140)	—	(212)	—
Net (loss) gain from other real estate operations	(981)	(412)	105	(1,393)	(628)
Income from Bank Owned Life Insurance	1,335	1,141	783	2,476	1,555
Other	486	558	10	1,044	23
Total other income	8,883	8,910	6,973	17,794	12,969
Operating expenses:
Compensation and employee benefits	23,244	21,251	15,328	44,495	31,466
Occupancy	4,572	4,567	2,641	9,139	5,409
Equipment	2,034	1,903	1,703	3,937	3,400
Marketing	893	561	730	1,454	1,470
Federal deposit insurance	1,000	930	705	1,930	1,366
Data processing	3,667	3,176	2,046	6,843	4,442
Check card processing	1,116	989	815	2,105	1,768
Professional fees	1,397	1,283	1,095	2,680	2,055
Other operating expense	3,546	3,016	2,951	6,561	5,595
Amortization of core deposit intangible	1,001	832	513	1,834	1,037
Branch consolidation expense (income)	1,719	(176)	5,451	1,544	5,484
Merger related expenses	6,715	18,486	3,155	25,200	4,602
Total operating expenses	50,904	56,818	37,133	107,722	68,094
Income before provision for income taxes	18,720	6,432	10,849	25,152	26,667
Provision for income taxes	3,018	1,005	3,170	4,023	6,969
Net income	$15,702	$5,427	$7,679	$21,129	$19,698
Basic earnings per share	$0.33	$0.12	$0.24	$0.46	$0.62
Diluted earnings per share	$0.32	$0.12	$0.23	$0.45	$0.59
Average basic shares outstanding	47,718	43,880	32,122	45,805	32,014
Average diluted shares outstanding	48,704	44,846	33,138	46,786	33,111

OceanFirst Financial Corp.
SELECTED LOAN AND DEPOSIT DATA
(dollars in thousands)

LOANS RECEIVABLE		At
		June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Commercial:
Commercial and industrial		$338,436	$370,711	$187,645	$183,510	$193,759
Commercial real estate - owner - occupied		717,061	763,261	569,624	555,429	557,734
Commercial real estate - investor		2,076,930	2,034,708	1,187,482	1,134,416	1,122,186
Total commercial		3,132,427	3,168,680	1,944,751	1,873,355	1,873,679
Consumer:
Residential real estate		2,013,389	1,882,981	1,748,925	1,729,358	1,723,581
Home equity loans and lines		365,448	371,340	281,143	277,909	282,402
Other consumer		50,952	1,844	1,295	1,426	1,335
Total consumer		2,429,789	2,256,165	2,031,363	2,008,693	2,007,318
Total loans		5,562,216	5,424,845	3,976,114	3,882,048	3,880,997
Deferred origination costs, net		7,510	5,752	5,380	4,645	4,365
Allowance for loan losses		(16,691)	(16,817)	(15,721)	(16,584)	(16,557)
Loans receivable, net		$5,553,035	$5,413,780	$3,965,773	$3,870,109	$3,868,805
Mortgage loans serviced for others		$105,116	$109,273	$121,662	$121,886	$131,284
	At June 30, 2018 Average Yield
Loan pipeline (1):
Commercial	5.06%	$166,178	$71,982	$53,859	$58,189	$61,287
Residential real estate	4.29	64,259	73,513	43,482	44,510	64,510
Home equity loans and lines	5.19	9,240	11,338	7,412	8,826	11,194
Total	4.86%	$239,677	$156,833	$104,753	$111,525	$136,991

	For the Three Months Ended
	June 30, 2018			March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017
	Average Yield
Loan originations:
Commercial	4.36%	$67,297		$59,150		$141,346		$97,420		$115,048
Residential real estate	4.17	109,357		68,835		73,729		80,481		79,610
Home equity loans and lines	5.01	20,123		14,891		18,704		17,129		20,539
Total	4.32%	$196,777	(2)	$142,876		$233,779		$195,030		$215,197
Loans sold		$422		$241	(3)	$1,422	(4)	$991	(4)	$865	(4)

(1)	Loan pipeline includes pending loan applications and loans approved but not funded.

(2)	Excludes purchased loans of $23.6 million for commercial, $49.0 million for residential real estate, and $49.1 million for other consumer.

(3)	Excludes the sale of SBA loans acquired from Sun and under-performing loans totaling $8.5 million.

(4)
Excludes the sale of under-performing residential loans of $5.8 million, $3.5 million, and $4.3 million for the three months ended December 31, 2017, September 30, 2017, and June 30, 2017, respectively.

DEPOSITS	At
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Type of Account
Non-interest-bearing	$1,195,980	$1,117,100	$756,513	$781,043	$770,057
Interest-bearing checking	2,265,971	2,330,682	1,954,358	1,892,832	1,727,828
Money market deposit	574,269	613,183	363,656	384,106	378,538
Savings	903,777	917,288	661,167	668,370	677,939
Time deposits	879,409	929,083	607,104	623,908	622,547
	$5,819,406	$5,907,336	$4,342,798	$4,350,259	$4,176,909

OceanFirst Financial Corp.
ASSET QUALITY
(dollars in thousands)

ASSET QUALITY	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Non-performing loans:
Commercial and industrial	$1,947	$1,717	$503	$63	$68
Commercial real estate - owner-occupied	522	862	5,962	923	943
Commercial real estate - investor	6,364	7,994	8,281	8,720	5,608
Residential real estate	6,858	5,686	4,190	3,551	7,936
Home equity loans and lines	2,415	1,992	1,929	1,864	1,706
Total non-performing loans	18,106	18,251	20,865	15,121	16,261
Other real estate owned	7,854	8,265	8,186	9,334	8,898
Total non-performing assets	$25,960	$26,516	$29,051	$24,455	$25,159
Purchased credit-impaired (“PCI”) loans	$12,995	$14,352	$1,712	$4,867	$4,969
Delinquent loans 30 to 89 days	$36,010	$35,431	$20,796	$24,548	$25,224
Troubled debt restructurings:
Non-performing (included in total non-performing loans above)	$4,190	$4,306	$8,821	$270	$1,251
Performing	24,272	33,806	33,313	35,808	34,130
Total troubled debt restructurings	$28,462	$38,112	$42,134	$36,078	$35,381
Allowance for loan losses	$16,691	$16,817	$15,721	$16,584	$16,557
Allowance for loan losses as a percent of total loans receivable (1)	0.30%	0.31%	0.40%	0.42%	0.42%
Allowance for loan losses as a percent of total non-performing loans	92.18	92.14	75.35	109.68	101.82
Non-performing loans as a percent of total loans receivable	0.33	0.34	0.52	0.39	0.42
Non-performing assets as a percent of total assets	0.34	0.35	0.54	0.45	0.48

(1)
The loans acquired from Sun, Ocean Shore, Cape, and Colonial American were recorded at fair value. The net credit mark on these loans, not reflected in the allowance for loan losses, was $37,679, $40,717, $17,531, $19,810, and $21,794 at June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively.

NET CHARGE-OFFS	For the Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017		September 30, 2017		June 30, 2017
Net Charge-offs:
Loan charge-offs	$(1,284)	$(533)	$(2,523)		$(1,357)		$(1,299)
Recoveries on loans	452	258	245		219		540
Net loan charge-offs	$(832)	$(275)	$(2,278)	(1)	$(1,138)	(1)	$(759)	(1)
Net loan charge-offs to average total loans (annualized)	0.06%	0.02%	0.23%		0.12%		0.08%
Net charge-off detail - (loss) recovery:
Commercial	$(846)	$(10)	$(1,036)		$68		$(81)
Residential real estate	(20)	(159)	(1,262)		(1,156)		(716)
Home equity loans and lines	31	(99)	28		(51)		39
Other consumer	3	(7)	(8)		1		(1)
Net loan charge-offs	$(832)	$(275)	$(2,278)	(1)	$(1,138)	(1)	$(759)	(1)

(1)
Included in net loan charge-offs for the three months ended December 31, 2017, September 30, 2017, and June 30, 2017 are $1,124, $907, and $925, respectively, relating to under-performing loans sold or held-for-sale.

OceanFirst Financial Corp.
ANALYSIS OF NET INTEREST INCOME

	For the Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$115,724	$280	0.97%	$100,236	$209	0.84%	$114,019	$211	0.74%
Securities (1)	1,119,354	6,663	2.39	1,056,774	6,030	2.31	786,964	4,060	2.07
Loans receivable, net (2)
Commercial	3,109,313	38,805	5.01	2,772,952	33,391	4.88	1,850,737	22,057	4.78
Residential	1,951,075	19,642	4.04	1,843,804	19,037	4.19	1,718,413	17,304	4.04
Home Equity	369,054	4,564	4.96	342,078	4,143	4.91	283,124	3,225	4.57
Other	7,604	124	6.54	1,458	27	7.51	1,161	22	7.60
Allowance for loan loss net of deferred loan fees	(11,076)	—	—	(10,285)	—	—	(12,518)	—	—
Loans Receivable, net	5,425,970	63,135	4.67	4,950,007	56,598	4.64	3,840,917	42,608	4.45
Total interest-earning assets	6,661,048	70,078	4.22	6,107,017	62,837	4.17	4,741,900	46,879	3.97
Non-interest-earning assets	871,920			735,676			473,736
Total assets	$7,532,968			$6,842,693			$5,215,636
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$2,372,777	2,028	0.34%	$2,263,318	1,758	0.32%	$1,716,930	1,038	0.24%
Money market	597,770	694	0.47	525,933	550	0.42	422,439	281	0.27
Savings	907,570	267	0.12	825,044	195	0.10	679,806	97	0.06
Time deposits	902,091	2,258	1.00	820,834	1,961	0.97	624,020	1,498	0.96
Total	4,780,208	5,247	0.44	4,435,129	4,464	0.41	3,443,195	2,914	0.34
FHLB Advances	376,527	1,900	2.02	322,120	1,513	1.90	259,291	1,118	1.73
Securities sold under agreements to repurchase	64,446	44	0.27	78,931	40	0.21	73,574	25	0.14
Other borrowings	99,383	1,440	5.81	80,112	1,109	5.61	56,456	648	4.60
Total interest-bearing liabilities	5,320,564	8,631	0.65	4,916,292	7,126	0.59	3,832,516	4,705	0.49
Non-interest-bearing deposits	1,149,764			1,004,673			772,739
Non-interest-bearing liabilities	51,262			55,031			23,260
Total liabilities	6,521,590			5,975,996			4,628,515
Stockholders’ equity	1,011,378			866,697			587,121
Total liabilities and equity	$7,532,968			$6,842,693			$5,215,636
Net interest income		$61,447			$55,711			$42,174
Net interest rate spread (3)			3.57%			3.58%			3.48%
Net interest margin (4)			3.70%			3.70%			3.57%
Total cost of deposits (including non-interest-bearing deposits)			0.35%			0.33%			0.28%

	For the Six Months Ended
	June 30, 2018			June 30, 2017
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$108,023	$488	0.91%	$163,815	$620	0.76%
Securities (1)	1,088,237	12,694	2.35	745,568	7,923	2.14
Loans receivable, net (2)
Commercial	2,942,062	72,195	4.95	1,840,745	43,197	4.73
Residential	1,897,736	38,679	4.11	1,711,263	34,643	4.08
Home Equity	355,641	8,707	4.94	285,208	6,470	4.57
Other	4,547	151	6.70	1,215	40	6.64
Allowance for loan loss net of deferred loan fees	(10,683)	—	—	(12,322)	—	—
Loans Receivable, net	5,189,303	119,732	4.65	3,826,109	84,350	4.45
Total interest-earning assets	6,385,563	132,914	4.20	4,735,492	92,893	3.96
Non-interest-earning assets	804,174			477,874
Total assets	$7,189,737			$5,213,366
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$2,318,751	3,786	0.33%	$1,692,820	1,913	0.23%
Money market	562,050	1,244	0.45	433,750	591	0.27
Savings	866,535	462	0.11	677,278	227	0.07
Time deposits	861,687	4,219	0.99	632,099	2,964	0.95
Total	4,609,023	9,711	0.42	3,435,947	5,695	0.33
FHLB Advances	349,474	3,413	1.97	254,840	2,186	1.73
Securities sold under agreements to repurchase	71,649	84	0.24	74,955	52	0.14
Other borrowings	89,796	2,549	5.72	56,424	1,303	4.66
Total interest-bearing liabilities	5,119,942	15,757	0.62	3,822,166	9,236	0.49
Non-interest-bearing deposits	1,077,218			781,888
Non-interest-bearing liabilities	53,140			26,312
Total liabilities	6,250,300			4,630,366
Stockholders’ equity	939,437			583,000
Total liabilities and equity	$7,189,737			$5,213,366
Net interest income		$117,157			$83,657
Net interest rate spread (3)			3.58%			3.47%
Net interest margin (4)			3.70%			3.56%
Total cost of deposits (including non-interest-bearing deposits)			0.34%			0.27%

(1)	Amounts represent debt and equity securities, including FHLB and Federal Reserve Bank stock, and are recorded at average amortized cost.

(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.

(3)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(4)	Net interest margin represents net interest income divided by average interest-earning assets.

OceanFirst Financial Corp.
SELECTED QUARTERLY FINANCIAL DATA
(in thousands, except per share amounts)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017

Selected Financial Condition Data:
Total assets	$7,736,903	$7,494,899	$5,416,006	$5,383,800	$5,202,086
Debt securities available-for-sale, at estimated fair value	100,369	86,114	81,581	67,133	62,154
Debt securities held-to-maturity, net	922,756	982,857	764,062	733,983	711,650
Equity investments, at estimated fair value	9,539	9,565	8,700	8,714	8,669
Restricted equity investments, at cost	66,981	50,418	19,724	18,472	20,358
Loans receivable, net	5,553,035	5,413,780	3,965,773	3,870,109	3,868,805
Loans held-for-sale	919	167	241	338	168
Deposits	5,819,406	5,907,336	4,342,798	4,350,259	4,176,909
Federal Home Loan Bank advances	674,227	341,646	288,691	259,186	277,541
Securities sold under agreements to repurchase and other borrowings	161,604	181,822	136,187	131,792	131,673
Stockholders’ equity	1,012,568	1,007,460	601,941	596,140	587,189

	For the Three Months Ended,
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Selected Operating Data:
Interest income	$70,078	$62,837	$47,906	$48,030	$46,879
Interest expense	8,631	7,126	5,401	4,974	4,705
Net interest income	61,447	55,711	42,505	43,056	42,174
Provision for loan losses	706	1,371	1,415	1,165	1,165
Net interest income after provision for loan losses	60,741	54,340	41,090	41,891	41,009
Other income	8,883	8,910	6,745	7,359	6,973
Operating expenses	42,470	38,508	26,434	27,580	28,527
Branch consolidation expense (income)	1,719	(176)	(734)	1,455	5,451
Merger related expenses	6,715	18,486	1,993	1,698	3,155
Income before provision for income taxes	18,720	6,432	20,142	18,517	10,849
Provision for income taxes	3,018	1,005	10,186	5,700	3,170
Net income	$15,702	$5,427	$9,956	$12,817	$7,679
Diluted earnings per share	$0.32	$0.12	$0.30	$0.39	$0.23
Net accretion/amortization of purchase accounting adjustments included in net interest income	$4,883	$3,930	$1,956	$2,227	$1,899

(continued)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Selected Financial Ratios and Other Data(1):

Performance Ratios (Annualized):
Return on average assets (2)	0.84%	0.32%	0.73%	0.95%	0.59%
Return on average stockholders’ equity (2)	6.23	2.54	6.56	8.60	5.25
Return on average tangible stockholders’ equity (2) (3)	9.64	3.80	8.89	11.74	7.19
Stockholders’ equity to total assets	13.09	13.44	11.11	11.07	11.29
Tangible stockholders’ equity to tangible assets (3)	8.87	9.11	8.42	8.39	8.50
Net interest rate spread	3.57	3.58	3.32	3.41	3.48
Net interest margin	3.70	3.70	3.42	3.50	3.57
Operating expenses to average assets (2)	2.71	3.37	2.03	2.29	2.86
Efficiency ratio (2) (4)	72.38	87.92	56.23	60.96	75.55
Loans to deposits	95.42	91.65	91.32	88.96	92.62

	For the Six Months Ended June 30,
	2018	2017
Performance Ratios (Annualized):
Return on average assets (2)	0.59%	0.76%
Return on average stockholders’ equity (2)	4.54	6.81
Return on average tangible stockholders’ equity (2) (3)	6.91	9.32
Net interest rate spread	3.58	3.47
Net interest margin	3.70	3.56
Operating expenses to average assets (2)	3.02	2.63
Efficiency ratio (2) (4)	79.82	70.47

(continued)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Wealth Management:
Assets under administration	$210,690	$221,493	$233,185	$225,904	$214,479
Per Share Data:
Cash dividends per common share	$0.15	$0.15	$0.15	$0.15	$0.15
Stockholders’ equity per common share at end of period	20.97	20.94	18.47	18.30	18.05
Tangible stockholders’ equity per common share at end of period (3)	13.56	13.51	13.58	13.47	13.18
Common shares outstanding at end of period	48,283,500	48,105,623	32,596,893	32,567,477	32,528,658
Number of full-service customer facilities:	59	76	46	46	51
Quarterly Average Balances
Total securities	$1,119,354	$1,056,774	$874,910	$817,867	$786,964
Loans, receivable, net	5,425,970	4,950,007	3,898,040	3,872,351	3,840,916
Total interest-earning assets	6,661,048	6,107,017	4,928,937	4,873,732	4,741,900
Total assets	7,532,968	6,842,693	5,404,864	5,334,527	5,215,636
Interest-bearing transaction deposits	3,878,117	3,614,295	2,992,261	2,914,004	2,819,175
Time deposits	902,091	820,834	619,087	620,308	624,020
Total borrowed funds	540,356	481,163	392,154	395,439	389,321
Total interest-bearing liabilities	5,320,564	4,916,292	4,003,502	3,929,751	3,832,516
Non-interest bearing deposits	1,149,764	1,004,673	760,552	781,047	772,739
Stockholders’ equity	1,011,378	866,697	601,930	591,369	587,121
Total deposits	5,929,972	5,439,802	4,371,900	4,315,359	4,215,934
Quarterly Yields
Total securities	2.39%	2.31%	2.09%	2.07%	2.07%
Loans, receivable, net	4.67	4.64	4.37	4.44	4.45
Total interest-earning assets	4.22	4.17	3.86	3.91	3.97
Interest-bearing transaction deposits	0.31	0.28	0.25	0.21	0.20
Time deposits	1.00	0.97	1.08	1.02	0.96
Total borrowed funds	2.51	2.24	1.91	1.87	1.85
Total interest-bearing liabilities	0.65	0.59	0.54	0.50	0.49
Net interest spread	3.57	3.58	3.32	3.41	3.48
Net interest margin	3.70	3.70	3.42	3.50	3.57
Total deposits	0.35	0.33	0.32	0.29	0.28

(1)	With the exception of end of quarter ratios, all ratios are based on average daily balances.

(2)
Performance ratios for each period include merger related and branch consolidation expenses. Refer to Other Items - Non-GAAP Reconciliation for impact of merger related and branch consolidation expenses.

(3)	Tangible stockholders’ equity and tangible assets exclude intangible assets relating to goodwill and core deposit intangible.

(4)	Efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.

OceanFirst Financial Corp.
OTHER ITEMS
(dollars in thousands, except per share amounts)

NON-GAAP RECONCILIATION

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Core earnings:
Net income	$15,702	$5,427	$9,956	$12,817	$7,679
Add: Merger related expenses	6,715	18,486	1,993	1,698	3,155
Branch consolidation expenses	1,719	(176)	(734)	1,455	5,451
Income tax expense related to Tax Reform	—	—	3,643	—	—
Less: Income tax (expense) benefit on items	(1,771)	(3,664)	2	(1,084)	(3,012)
Core earnings	$22,365	$20,073	$14,860	$14,886	$13,273
Core diluted earnings per share	$0.46	$0.45	$0.45	$0.45	$0.40

Core ratios (Annualized):
Return on average assets	1.19%	1.19%	1.09%	1.11%	1.02%
Return on average tangible stockholders’ equity	13.73	14.07	13.27	13.63	12.42
Efficiency ratio	60.39	59.59	53.67	54.71	58.04

COMPUTATION OF TOTAL TANGIBLE EQUITY TO TOTAL TANGIBLE ASSETS

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Total stockholders’ equity	$1,012,568	$1,007,460	$601,941	$596,140	$587,189
Less:
Goodwill	338,972	337,519	150,501	148,134	148,433
Core deposit intangible	18,949	19,950	8,885	9,380	9,887
Tangible stockholders’ equity	$654,647	$649,991	$442,555	$438,626	$428,869

Total assets	$7,736,903	$7,494,899	$5,416,006	$5,383,800	$5,202,086
Less:
Goodwill	338,972	337,519	150,501	148,134	148,433
Core deposit intangible	18,949	19,950	8,885	9,380	9,887
Tangible assets	$7,378,982	$7,137,430	$5,256,620	$5,226,286	$5,043,766
Tangible stockholders’ equity to tangible assets	8.87%	9.11%	8.42%	8.39%	8.50%

(continued)
ACQUISITION DATE - FAIR VALUE BALANCE SHEET
The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of the acquisition for Sun, net of the total consideration paid (in thousands):

	At January 31, 2018
	Sun Book Value	Purchase Accounting Adjustments	Estimated Fair Value
Total Purchase Price:			$474,930
Assets acquired:
Cash and cash equivalents	$68,632	$—	$68,632
Securities	254,522	—	254,522
Loans	1,541,868	(24,522)	1,517,346
Accrued interest receivable	5,621	—	5,621
Bank Owned Life Insurance	85,238	—	85,238
Deferred tax asset	55,710	2,233	57,943
Other assets	49,561	(7,440)	42,121
Core deposit intangible	—	11,897	11,897
Total assets acquired	2,061,152	(17,832)	2,043,320
Liabilities assumed:
Deposits	(1,614,910)	(1,163)	(1,616,073)
Borrowings	(142,567)	14,820	(127,747)
Other liabilities	(14,372)	1,330	(13,042)
Total liabilities assumed	(1,771,849)	14,987	(1,756,862)
Net assets acquired	$289,303	$(2,845)	$286,458
Goodwill recorded in the merger			$188,472
The calculation of goodwill is subject to change for up to one year after the date of acquisition as additional information relative to the closing date estimates and uncertainties become available. As the Company finalizes its review of the acquired assets and liabilities, certain adjustments to the recorded carrying values may be required.